 Exhibit 32.2
CFO CERTIFICATION OF QUARTERLY REPORT
I, Paul W. Graves, Executive Vice President and Chief Financial Officer of FMC Corporation (“the Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, based on my knowledge that:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: July 30, 2013

/s/ Paul W. Graves
Paul W. Graves
Executive Vice President and
Chief Financial Officer